Administrative Procedures for the Executive Management Annual Incentive Compensation Plan under the United States Steel Corporation 2016 Omnibus Incentive Compensation Plan As approved by the Compensation & Organization Committee on February 25, 2025 1. Administration. The Compensation & Organization Committee (the “Committee”) shall administer the Annual Incentive Compensation Plan (the “Plan”) under and pursuant to Sections 3.01 and 6.05 of the United States Steel Corporation 2016 Omnibus Incentive Compensation Plan (the “Omnibus Plan”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Omnibus Plan. 2. Eligibility/Participation. (A) Eligibility. All Executive Officers (defined as those employees whose compensation is approved or reviewed by the Committee) of the Corporation, its Subsidiaries and affiliates are eligible to participate in the Plan upon designation by the Committee. (B) Participation. All Executive Officers of the Corporation, its Subsidiaries and affiliates designated via written notice as participants shall be participants in the Plan (“Participants”). (C) New Participants. An individual who was not a Participant on the first day of the Performance Period may, subject to the Committee’s discretion, become a Participant during the Performance Period, participating on a pro rata basis for the remaining portion of the period in which such Participant first becomes eligible to participate, but shall be ineligible to participate in this Plan for any portion of a year during which the Participant participates in any other cash incentive or bonus plan or program. (D) Rights. No Participant or other employee shall have any claim to be granted an Award under the Plan, and nothing contained in the Plan or any Award Agreement shall confer upon any Participant any right to continue in the employ of the Corporation, its Subsidiaries or affiliates or interfere in any way with the right of the Corporation, its Subsidiaries or affiliates to terminate a Participant's employment at any time. 3. Performance Period. Unless otherwise determined by the Committee, each Performance Period shall be a calendar year. 4. Incentive Award Determination. (A) Incentive Award Goals. Unless otherwise determined by the Committee, the Incentive Award Goals shall be the following objective measures: (1) Segment EBITDA and Total EBITDA. Segment EBITDA shall mean, for the Performance Period, EBITDA for each business unit (reportable segments and other businesses), excluding any gains or losses resulting from changes due to foreign exchange rate translation during the Performance Period, if applicable. Total EBITDA shall mean, for the Performance Period, total EBITDA for consolidated worldwide operations (including minority interests). EBITDA for consolidated worldwide operations (including minority interests) shall mean income from operations as reported in the consolidated statements of operations of United States Steel Corporation, plus or minus the effect of items not allocated to segments (excluding postretirement benefit expenses) as disclosed in the notes to the consolidated financial statements of United States Steel Corporation, plus depreciation, depletion and amortization as reported in the consolidated statements of cash flows of United States Steel Corporation.

-2- (2) Cash Conversion Cycle. The Cash Conversion Cycle (“CCC”) is calculated as Days Sales Outstanding plus Days Inventory Outstanding minus Days Payable Outstanding, which are defined as follows: (a) Days Sales Outstanding = ((September 30, 2025 Accounts Receivable, net + December 31, 2025 Accounts Receivable, net) / 2) / (4th Quarter 2025 Net Sales / 92) (b) Days Inventory Outstanding = ((September 30, 2025 Inventory + December 31, 2025 Inventory) / 2) / (4th Quarter 2025 Cost of Goods Sold / 92) (c) Days Payable Outstanding = ((September 30, 2025 Accounts Payable + December 31, 2025 Accounts Payable / 2) / (4th Quarter 2025 Cost of Goods Sold / 92) Accounts Receivable, net, Net Sales, Inventory, Accounts Payable and Cost of Goods Sold shall be determined in accordance with generally accepted accounting principles in the United States. (B) Adjustments. The Committee may make adjustments to the Incentive Award Goal calculations as determined by the Committee in its discretion. Unless otherwise determined by the Committee, the Incentive Award Goals will be adjusted as specified in Section 6. (C) Setting of Individual Incentive Targets and Payout Scales. (1) The Individual Incentive Target, defined as a percentage of base salary (expressed for the Participant, grade level and/or position), and the Payout Scales for all levels of performance goals shall be set by the Committee. (2) The Individual Incentive Target shall be calculated by multiplying the designated target percentage by the actual base salary earned by the Participant during the relevant portions of the Performance Period. (3) The Payout Scale applied to all performance goals based on the actual performance achieved will determine the payout percent applied in the Incentive Award Formula under Section 5, subject to negative adjustment by the Committee. (D) Assignment of Segment EBITDA Performance Goal to Participants. The Committee shall assign to each Participant a Segment EBITDA performance goal representing the reportable segment’s performance for which the Participant is responsible for driving. Participants who are “corporate staff” executives responsible for multiple segments may be assigned a Weighted Segment EBITDA performance goal, which shall be determined by the Committee and reflect a relative weighting of the segments for which the Participant is responsible. Certain Participants (i.e., the Chief Executive Officer) may be assigned a Total EBITDA performance goal. Should a Participant’s responsibilities change during the Performance Period with respect to the segments that are supported, the Committee shall assign the established Segment, Weighted Segment, or Total EBITDA performance goal to apply for the portion of the Performance Period related to the period for which the new responsibilities are effective. (E) Individual Performance. Individual performance relative to individual performance goals as specified in the Participant’s goal plan for the Performance Period will be assessed for each Participant by the Chief Executive Officer with input from the Participant’s direct manager following the end of the Performance Period. The Chief Executive Officer’s Individual

-3- Performance will be assessed by the Committee and approved by the full Board of Directors. The Individual Performance assessment will impact the Participant’s calculated award as set forth under the Incentive Award Calculation Formula, however, the assessment of Individual Performance does not preclude the Committee from exercising discretion and/or determining that no award should be paid to a Participant for a Performance Period. 5. Incentive Award Formula. (A) Incentive Award Formula. The award for each Participant shall be calculated as follows: (Individual Incentive Target x Total Corporate Payout Percent) + (Individual Incentive Target x Individual Performance Payout Percent). (B) Total Corporate Payout Percent. Unless otherwise determined by the Committee when establishing the Incentive Award Goals, the weighting assigned to each of the corporate performance measures shall be as follows: (1) Segment EBITDA/Total EBITDA. Segment EBITDA/Total EBITDA shall be weighted at 75% of the Total Corporate Payout Percent. (2) Cash Conversion Cycle. CCC shall be weighted at 25% of the Total Corporate Payout Percent. (C) Individual Performance Payout Percent. The Individual Performance Payout Percent may range from -15% (representing performance that is below expectations) to 30% (representing performance that far exceeds expectations). Notwithstanding the foregoing, the Committee may determine that an Incentive Award shall be forfeited for performance that does not meet expectations. (D) Maximum Award Level. The maximum award shall be 230% of the Individual Incentive Target value with achievement of the highest level of performance for the Segment EBITDA, Total EBITDA, CCC, and individual performance goals. 6. Incentive Goal Adjustments. (A) Adjustments to Segment EBITDA, Total EBITDA and CCC Goals. The following adjustment provisions shall be applied to the Segment EBITDA, Total EBITDA and CCC performance calculations (to the extent included in such amount): (1) exclude the gain or loss related to a business disposition or divestiture (whether or not completed during the Performance Period) and all amounts related to a permanent facility shutdown/closure in order to evaluate operational performance in the case of a business disposition, divestiture, or a permanent facility shutdown/closure, the incentive goal targets shall exclude amounts included in the Annual Operating Plan for the period of time after the date of the transaction and actual results will then be evaluated against the adjusted targets; (2) exclude the gain or loss related to an asset sale not made in the ordinary course of business; (3) exclude all amounts related to long-lived asset impairments; (4) exclude all amounts related to an acquisition or startup (defined as the startup of a previously closed facility or the startup of a new facility);

-4- (5) exclude all amounts related to workforce reductions and other restructuring charges; (6) exclude amounts not allocated to segments; (7) exclude all amounts related to changes in accounting standards and changes in law that affect reported results; (8) exclude significant amounts related to decisions made for the long-term benefit of the enterprise that will unfavorably impact short-term financial results (all amounts related to this adjustment must be specifically approved by the Committee); (9) provided, however, none of the above adjustments shall be made to the extent the events or occurrences relating to the adjustments are recognized and/or contemplated in the Corporation’s Annual Operating Plan and the incentive goal targets approved by the Committee for the relevant Performance Period; (10) provided, further, no adjustment pursuant to any adjustment category above shall be made to the extent the total adjustment for such category is less than $10 million, unless specifically identified as an item not allocated to segments; (11) provided, further, all the above adjustments shall be calculated in accordance with generally accepted accounting principles at the time of calculation to the extent the nature of the adjustment is addressed therein; (12) provided, further, none of the above adjustments shall be made to the extent the relevant data is not available; (13) provided, further, the Segment EBITDA, Total EBITDA and CCC calculations, including all adjustments thereto, shall be determined at the time the Committee makes its award decisions and in accordance with the reporting requirements applicable to the Corporation’s reports on Forms 10-K; and (14) provided, further, the above adjustments shall not limit the Committee’s authority to exercise negative discretion in calculating any related award. (B) Adjustments between Segments. Adjustments to the actual Segment EBITDA results shall be made for the purposes of measuring the achievement of performance goals in the event that business decisions are made during the year that are not anticipated in the Annual Operating Plan Target Segment EBITDA and that disadvantage the results of one business segment in favor of another segment for the benefit of overall Corporate objectives. The amount of the adjustment will be equal to the impact on the segment recognizing the detriment; (1) provided, however, no adjustment shall be made to the Segment EBITDA calculation to the extent the total adjustment related to the business decision is less than $5 million; (2) provided, further, the positive adjustment to the reporting segment which recognized the detriment in the actual results due to the business decision shall be offset by a corresponding negative adjustment to the reporting segment which recognized the benefit, unless the equal and offsetting adjustments do not properly reflect the economics of the transaction and the benefit provided to the enterprise as a whole;

-5- (3) provided, further, all adjustment between segments will be determined by the Vice President & Controller and will be reported to the Committee at the time final performance results are approved; and (4) provided, further, the adjustments between segments shall not limit the Committee’s authority to exercise negative discretion in calculating any related award. 7. Payout Mechanics. (A) Payout Determination. (1) Evaluation. The Committee shall determine the extent to which the Incentive Award Goals for the Performance Period were satisfied following the end of the relevant Performance Period and if satisfied, determine the amount of the Incentive Award payable to each Participant. (2) Calculation. (a) Rounding Performance Calculations. The calculation of actual performance for each performance measure in the Incentive Award Formula, as well as each component payout percentage in the Incentive Award Formula, shall be rounded to the nearest decimal place consistent with the number of decimal places approved by the Committee at the time it set the relevant target, rounding up in the case of 5 or more and rounding down in the case of 4 or less. (b) Interpolation. Interpolation will be used to determine an Incentive Award for performance that correlates to performance between the pre-determined Segment EBITDA, Total EBITDA and CCC Performance Goals. The interpolated payout percentages for Segment EBITDA, Total EBITDA and CCC shall be rounded independently to the nearest whole percentage point, rounding up in the case of 5 or more and rounding down in the case of 4 or less. (c) Maximum Award. No one Participant may receive more than $20 million in Incentive Awards for any one calendar year, as provided in the Omnibus Plan. (B) Form of Payout. (1) Cash and/or Common Stock. The Committee may determine to pay the awards in the form of cash or common stock, or any combination thereof, which determination may be made on a non-uniform basis among Participants. (2) Common Stock Awards. The determination to pay awards in the form of common stock shall be a determination to satisfy the award through shares available under the Omnibus Plan and treat such payment as an Other Stock-Based Award. (3) Award Unit Determination Procedure. If the Committee determines to pay all or a portion of an award in the form of common stock, the value of such award, or portion thereof, under this Plan shall be converted into a number of shares of common stock by dividing (i) the value of such award, or portion thereof, by (ii) the Common Stock Unit Value. The Common Stock Unit Value shall be equal to the Fair Market Value (as defined in Section 2.01(r) of the Omnibus Plan) of a share of common stock on the date of award (Date of Award). The Date of Award shall be established prospectively by the Committee

-6- at the time it determines the award, with the goal of setting the date close in proximity to the related payroll processing date for awards under the Omnibus Plan. Unless otherwise established by the Committee, the Date of Award shall be the day prior to the date the Corporation files its report on Form 10-K with the Securities and Exchange Commission for the period ending on the last date of the relevant Performance Period. (4) Netting of Common Stock Shares. To the extent permitted under the Omnibus Plan and unless otherwise determined by the Committee or an election with respect to a different medium of payment is offered to and elected by a Participant in accordance with procedures approved by the Company, the shares of common stock delivered in connection with any common stock award under this Plan shall be net of any tax withholding obligation. 8. Timing of Payments. Unless otherwise determined by the Committee in its discretion, payment of Annual Incentive Compensation, if any, under this Plan with respect to any Performance Period will be paid following the Committee’s determination of such Incentive Award and following the date the Corporation files its report on Form 10-K with the Securities and Exchange Commission for the period ending on the last date of relevant Performance Period; provided, however, the payment of any such award shall be paid on or before March 15 of the year following the end of the relevant calendar year Performance Period. 9. Termination of Employment. The following provisions apply in the case of a Participant’s termination of employment during the Performance Period: (A) Retirement, Death, or Disability. Following a Participant’s Retirement, Death or Disability, a prorated value of such Participant’s Award may be awarded by the Committee based upon the base salary earned during the Performance Period; provided that (i) such Award is calculated and delivered following the relevant Performance Period, (ii) the performance goals are achieved, (iii) unless otherwise determined by the Committee, the Participant is employed for at least six (6) months during the Performance Period, and (iv) the Committee retains its negative discretion with respect to such awards. (1) Retirement. Retirement shall mean, for all purposes under the Plan, the applicable Participant’s termination of employment that constitutes a separation from service under Section 409A of the Code after having (i) completed 30 years of service, (ii) attained age 60 with five (5) years of service or (iii) attained age 65; provided, however, such term does not include, unless the Committee consents with knowledge of the specific facts, retirement under circumstances in which the Participant accepts employment with a company that owns, or is owned by, a business that competes with the Corporation, or its Subsidiaries or affiliates. Further, to the extent necessary under applicable local law, Retirement may have such other meaning adopted by the Committee and set forth in the applicable Award notice. (2) Disability. Disability shall mean the Participant is “Disabled” as defined in Section 2.01(n) of the Omnibus Plan. (B) Resignation and Other Terminations. Following a Participant’s resignation or other termination of employment (including but not limited to any voluntary termination by the Participant or any termination by the Corporation for Cause or without Cause), all pending Incentive Awards are forfeited. 10. Forfeiture and Repayment. The Committee may determine that an Incentive Award shall be forfeited and/or any value received from the Incentive Award shall be repaid to the Corporation pursuant to any recoupment policies, rules or regulations in effect at the time of the Incentive Award.